UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2024

CENTERSPACE
(Exact name of Registrant as specified in its charter)

North Dakota	001-35624	45-0311232
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3100 10th Street SW, Post Office Box 1988, Minot, ND 58702-1988
(Address of principal executive offices) (Zip code)

(701) 837-4738
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, no par value	CSR	New York Stock Exchange
Series C Cumulative Redeemable Preferred Shares	CSR -PRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.
Centerspace (the "Company") issued an earnings release on February 20, 2024, announcing certain financial and operational results for the year ended December 31, 2023. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.
The information in this Item 2.02 and Item 9.01, including the press release furnished as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 5.02. Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective February 20, 2024, the Company entered into an executive employment agreement with Bhairav Patel (the “Employment Agreement”). The Employment Agreement provides for at-will employment as Chief Financial Officer. Mr. Patel has served as Chief Financial Officer since January 2022 but previously did not have an employment agreement. As part of his compensation package, Mr. Patel will (i) receive an annual base salary of $400,000, (ii) be eligible for a short-term incentive plan target of 100% of base salary, and (iii) be eligible for a long-term incentive plan target of 100% of base salary. Mr. Patel will also receive a travel reimbursement of up to $25,000 for his commute from his home to the Company’s offices during 2024. In addition, the Company will provide Mr. Patel with a two-bedroom apartment in one of the Company’s communities or will reimburse him for equivalent hotel lodging. Mr. Patel will be eligible to participate in the Company’s employee benefits, including health insurance.
The Employment Agreement provides for severance payments in case of termination of employment by the Company without Cause, or by Mr. Patel for Good Reason (as each term is defined in the Employment Agreement), and such termination is not related to a change in control. Such severance payments include: (i) a lump-sum total gross amount of Mr. Patel’s then-current base salary, plus Mr. Patel’s target annual bonus under the short-term incentive plan for the year his employment terminates; (ii) a gross payment equal to the premium cost of 18 months of Mr. Patel’s monthly premium for the cost of benefit continuation for health benefits; and (iii) up to $10,000 in outplacement assistance. The severance benefits are conditioned on Mr. Patel’s entry into a separation agreement with the Company that provides a general release and waiver of any claims against the Company.
In addition, unvested time-based equity awards and performance-based equity awards will vest according to the Amended and Restated 2015 Incentive Plan (the “Plan”), as amended from time to time. Options to purchase Company stock granted to Mr. Patel under the Plan will become exercisable, in whole or in part, for the shares that remain subject to the option, as of the date of termination and will remain exercisable until three months from the date of termination.
The Employment Agreement imposes customary restrictive covenants on Mr. Patel, including confidentiality and non-solicitation provisions.
The forgoing description of the Employment Agreement is a summary only and is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
ITEM 9.01    Financial Statements and Exhibits
(d)Exhibits

Exhibit
Number	Description

10.1	Employment Agreement, effective February 20, 2024, by and between the Company and Bhairav Patel
99.1	Earnings Release and Supplemental Operating and Financial Data, dated February 20, 2024.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL Document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Centerspace

	By	/s/ Anne Olson
Anne Olson
Date: February 20, 2024		President and Chief Executive Officer